SUB-ITEM 77C: Submission of Matters to a Vote of Security Holders

A special meeting of the shareholders of Credit Suisse Cash Reserve Fund, Inc. was held on April 11, 2003 and adjourned with respect to certain proposals to May 2, 2003 and May 16, 2003. The results of the votes tabulated at the special meeting are reported below.

1) To elect eight Directors to the Board of Directors of the Fund.

Name of Director		For		   Withheld
Richard H. Francis	109,135,983 shares	1,450,716 shares
Jack W. Fritz		109,101,845 shares	1,484,854 shares
Jeffrey E. Garten	109,079,541 shares	1,507,158 shares
Peter F. Krogh		109,080,963 shares	1,505,736 shares
James S. Pasman, Jr.	109,127,788 shares	1,458,911 shares
Steven N. Rappaport	109,118,538 shares	1,468,161 shares
Joseph D. Gallagher	109,094,501 shares	1,492,198 shares
William W. Priest, Jr. 	109,126,366 shares	1,460,333 shares

2) To modify the fundamental investment restriction on lending.
	For			    Against		   Abstain
82,737,885 shares		1,670,216 shares	986,123 shares
3) To remove the fundamental investment restriction on investments in securities issued by other investment companies.
	For			    Against		   Abstain
82,845,274 shares		1,577,259 shares	971,691 shares
4) To remove the fundamental investment restrictions on purchasing warrants.
	For			    Against		   Abstain
82,810,291 shares		1,577,153 shares      1,006,779 shares
5) To remove the fundamental policy of concentrating in the banking industry.
	For			    Against		   Abstain
82,867,181 shares		1,553,930 shares	973,113 shares
6) To remove the fundamental investment restriction on investing in equity securities, corporate bonds and municipal bonds.
	For			    Against		   Abstain
82,827,656 shares		1,592,148 shares	974,419 shares
7) To change the investment objective of the Fund from fundamental to non-fundamental.
 	For			    Against		   Abstain
47,540,727 shares		36,793,616 shares	1,059,880 shares
8) To amend the organizational document to allow involuntary redemptions.
	For			    Against		   Abstain
47,629,779 shares		36,733,302 shares	1,031,143 shares